UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656–3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On August 1, 2008, NYSE Euronext issued a press release announcing its results of operations for, and its financial condition as of the end of, the second quarter 2008.

A copy of the press release and a transcript of the conference call are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this report and incorporated herein by reference. NYSE Euronext does not intend for this Item 2.02 or Exhibits 99.1 and 99.2 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or to be incorporated by reference into filings under the Securities Act of 1933, as amended.

ITEM 8.01 OTHER EVENTS

On July 31, 2008, the NYSE Euronext Board of Directors approved the removal of the transfer restrictions on approximately 42 million common shares issued in connection with the merger of NYSE and Archipelago, effective upon closing of the Amex transaction. The restrictions on these shares, which represent approximately 16% of the 266 million total common shares outstanding as of June 30, 2008, were originally scheduled to lapse on March 7, 2009.

Also on July 31, 2008, a stipulation was filed with the Supreme Court of New York in which the New York Attorney General, Mr. Richard Grasso and New York Stock Exchange, a subsidiary of NYSE Euronext, each agreed that no party would appeal the New York Appellate Division’s July 1, 2008 decision which, among other things, had affirmed the dismissal of Mr. Grasso’s contract and defamation claims against the New York Stock Exchange.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 1, 2008, entitled “NYSE Euronext Announces Second Quarter 2008 Financial Results.”

99.2	Transcript of investor conference call regarding the second quarter 2008 financial results, held on August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext
Dated: August 5, 2008	By	/s/ Michael S. Geltzeiler
Michael S. Geltzeiler
Group Executive Vice President & Chief Financial Officer